EXECUTION VERSION

FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT

THIS FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT (this “First Amendment”) is dated November 5, 2014, by and among RIO GRANDE RESOURCES CORPORATION, a Delaware corporation (“RGR”), URANIUM RESOURCES, INC., a Delaware corporation (“URI”), and URANCO INC., a Delaware corporation (“Uranco”).  URI and Uranco are sometimes referred to herein individually as a “URI Party” and collectively as the “URI Parties.”  RGR, URI, and Uranco are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms used but not otherwise defined in this First Amendment shall have the same meanings prescribed to such terms in the Agreement (as defined below).

Recitals

A.

The Parties have entered into that certain Asset Exchange Agreement dated as of September 5, 2014 (the “Agreement”), pursuant to which, among other things, RGR has agreed to grant, assign, transfer and convey the Texas Assets to Uranco, and Uranco has agreed to grant, assign, transfer and convey the New Mexico Assets to RGR.

B.

The Parties desire to supplement and amend certain terms of the Agreement, as set forth in this First Amendment.

C.

Pursuant to Section 13.8 of the Agreement, the Agreement may be amended or modified only by an agreement in writing executed by all Parties, their respective successors or permitted assigns and expressly identified as an amendment or modification thereto.

Agreement

NOW, THEREFORE, in consideration of the above recitals and of the covenants and agreements herein contained, the Parties hereby agree as follows:

1.

Amendments to the Agreement.  The Parties agree to amend the Agreement as follows, effective for all purposes as of September 5, 2014:

(a)

Section 9.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Time and Place of Closing.  Consummation of the Exchange contemplated by this Agreement (the “Closing”), shall, unless otherwise agreed to in writing by the URI Parties and RGR, take place at RGR’s legal counsel’s offices in San Antonio, Texas on November 6, 2014 (the “Closing Date”).”

First Amendment to Asset Exchange Agreement

EXECUTION VERSION

(b)

Schedule 2.2(a) of the Agreement is hereby deleted in its entirety and replaced with the Schedule 2.2(a) attached hereto as Exhibit A, which is incorporated herein by reference for all purposes.

(c)

Schedule 6.7 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 6.7 attached hereto as Exhibit B, which is incorporated herein by reference for all purposes.

2.

Effect of this First Amendment on Other Provisions of the Agreement.  Any and all provisions in the Agreement requiring notice to be delivered by a Party or Parties to another Party or other Parties on or before or within a certain number of Business Days prior to or after the Closing Date, as the case may be, shall be interpreted based on the Closing Date set forth above.

3.

Entire Agreement.  The Parties agree that this First Amendment complies with Section 13.8 of the Agreement and amends the Agreement effective as of September 5, 2014.  This First Amendment may be supplemented, altered, amended, modified, or revoked only in accordance with Section 13.8 of the Agreement.

4.

Effect of Amendment.  Except as specifically provided in this First Amendment, the terms and conditions of the Agreement continue to govern the rights and obligations of the Parties, and all terms and conditions of the Agreement, as amended by this First Amendment, remain in full force and effect.  If there is any conflict or inconsistency between this First Amendment and the Agreement, then this First Amendment shall control and modify the Agreement.

5.

Counterparts.  This First Amendment may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.  Each Party’s delivery of an executed counterpart signature page by facsimile (or email) is as effective as executing and delivering this First Amendment in the presence of the other Parties.  No Party shall be bound by the terms and provisions of this First Amendment until such time as all of the Parties have executed counterparts of this First Amendment.

[Remainder of Page Intentionally Left Blank]

First Amendment to Asset Exchange Agreement

IN WITNESS WHEREOF, each Party has caused this First Amendment to be duly executed by its authorized representative as of the date first set forth above, to be effective for all purposes as of September 5, 2014.

RGR:

RIO GRANDE RESOURCES CORPORATION,

a Delaware corporation

By:

/s/Amory E. Quinn

Name:

Amory E. Quinn

Title:

President

URI:

URANIUM RESOURCES, INC.,

a Delaware corporation

By:

/s/ Christopher M. Jones

Name:

Christopher M. Jones

Title:

President and Chief Executive Officer

URANCO:

URANCO INC.,

a Delaware corporation

By:

/s/ Christopher M. Jones

Name: Christopher M. Jones

Title:

President and Chief Executive Officer

First Amendment to Asset Exchange Agreement

Signature Page

EXHIBIT A

ATTACHED TO AND MADE A PART OF THAT CERTAIN

FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT DATED SEPTEMBER 5, 2014, BY AND AMONG RIO GRANDE RESOURCES CORPORATION, URANIUM RESOURCES, INC., AND URANCO INC.

Schedule 2.2(a)

Texas Leases

Lease No.	Lessor(s)	Lessee	Date	Volume	Page	County	Gross Acreage	Net Acreage
1	Holda Chapa Garcia	Rio Grande Resources Corporation	August 17, 2007	279	559	Brooks	2,161	432.20
2	Ismael Abraham Garcia	Rio Grande Resources Corporation	July 24, 2007	279	562	Brooks	2,161	432.20
3	Maricela C. Lopez	Rio Grande Resources Corporation	July 24, 2007	279	565	Brooks	2,161	432.20
4	Rosie G. Esparza; Onofre Gonzalez, Jr.; Esparci M. Reyes; and Virginia L. Trevino	Rio Grande Resources Corporation	May 30, 2008	289	455	Brooks	2,161	216.10
5	Ismael Abraham Garcia and Maricela Garcia Lopez; each dealing in their sole and separate property	Rio Grande Resources Corporation	June 30, 2008	290	367	Brooks	80	60.0000
6	Pablo Gonzalez and Victor Gonzalez	Rio Grande Resources Corporation	July 1, 2008	291	125	Brooks	80	20.00
7	Ismael Abraham Garcia and Maricela Garcia Lopez; each dealing in their sole and separate property	Rio Grande Resources Corporation	June 30, 2008	290	364	Brooks	240	180.00
8	Ismael Abraham Garcia and Maricela Garcia Lopez; each dealing in their sole and separate property	Rio Grande Resources Corporation	June 30, 2008	290	361	Brooks	120	105.00
9 2	Ismael Abraham Garcia and Maricela Garcia Lopez; each dealing in their sole and separate property	Rio Grande Resources Corporation	June 30, 2008	290	370	Brooks	220	88.00
10	Esparci M. Reyes; Rosie G. Esparza; Onofre J. Gonzalez, Jr.; and Virginia L. Trevino	Rio Grande Resources Corporation	September 15, 2008	292	779	Brooks	220	88.00
11	Holda Chapa Garcia	Rio Grande Resources Corporation	November 21, 2008	294	732	Brooks	220	44.00
12	Palo Blanco Ltd., a Texas limited partnership	Rio Grande Resources Corporation	December 15, 2008	295	304	Brooks	95.0	95.0
13	Byron Michael Burris and wife, Lucy W. Burris	Rio Grande Resources Corporation	October 3, 2007	864	462	Karnes	463.83	463.83
14	Johnny C. Fischer and wife, Sally Kotara Fischer	Rio Grande Resources Corporation	October 5, 2007	868	445	Karnes	114.6	114.6
15	Chris W. Lake	Rio Grande Resources Corporation	August 7, 2007	862	351	Karnes	171.8258	171.8258
16	Dalton Moczygemba, et ux. Georgia Moczygemba	Rio Grande Resources Corporation	July 31, 2007	862	354	Karnes	84.188	84.188
17	Regency FS, LP	Rio Grande Resources Corporation	August 30, 2007	863	171	Karnes	106.27	106.27
18	Billy C Whitfield and wife, Carolyn Whitfield, Trustees of the Whitfield Family Trust	Rio Grande Resources Corporation	October 22, 2007	864	794	Karnes	79.582	19.8955
19	David C. Zunker and wife, Margie Zunker	Rio Grande Resources Corporation	August 7, 2007	862	360	Karnes	201.38	201.38
20	Vincent L. Swierc, Jr.	Rio Grande Resources Corporation	June 26, 2008	879	379	Karnes	101.69	100.69
21	Monette Littlepage; Deborah McBride; Rodney Lewis Collins; Leslie Harris Collins, Jr.; Connie Collins Lanier; Bianca Butler; and Joseph Newton Orr; each party dealing with their sole and separate property	Rio Grande Resources Corporation	December 10, 2007	870	748	Karnes	1,049.76	1049.76
22	Eugene F. Dragon, and wife Susan K. Dragon	Rio Grande Resources Corporation	July 31, 2007	862	346	Karnes	138.36	138.36
23	Edwin William Steinmann a/k/a Edwin W. Steinmann; Doris Steinmann Reeves; Leonard Ray Steinmann a/k/a L. Ray Steinmann; and Hubert Ray Steinmann each dealing in their separate property	Rio Grande Resources Corporation	March 21, 2007	862	357	Karnes	404.7	404.7
24	Connard Barker	Rio Grande Resources Corporation	June 15, 2007	96	389	Bee Live Oak	312.77	78.1925
25	Steven Dale Novak, and wife, Shawn Novak	Rio Grande Resources Corporation	June 15, 2007	96	403	Bee	312.77	234.5775
	Todd Schendel and wife, Bonnie Schendel			96	406	Live Oak
	Jo Ann Stewart			96	409
26	Rosalie Dziuk	Rio Grande Resources Corporation	June 28, 2007	862	349	Karnes	140.24	140.24
27	Redcrest Trust c/o JP Morgan Chase	Rio Grande Resources Corporation	October 9, 2006	866	95	Karnes	140	140
28	Barbara Klauer, Attorney-in-Fact for Genevieve Casseb Cattan	Rio Grande Resources Corporation	August 31, 2007	457	641	Duval	276.98	138.49
29	Elma P. Marsh	Rio Grande Resources Corporation	August 31, 2007	457	644	Duval	611.3	203.7667
30	Josie Angel Sellers Trust, Josie Angel Sellers, Trustee	Rio Grande Resources Corporation	August 31, 2007	457	647	Duval	611.3	50.9417
31	Barbara Donna Villarreal Trust, by Barbara Donna Villarreal, Trustee	Rio Grande Resources Corporation	August 31, 2007	458	777	Duval	611.3	50.9417
32	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	59	Duval	702.71	351.3550
33	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	57	Duval	148	74
34	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	61	Duval	106.82	26.705
35	Amado N. Ramirez, a married man dealing in his sole and separate property	Rio Grande Resources Corporation	June 20, 2008	478	824	Duval	106.82	8.8981
36	Norma A. Lawrence; Mary Alice Eskridge; Carlos Benavides; and Louis Rene Benavides	Rio Grande Resources Corporation	July 2, 2008	479	559	Duval	106.82	8.8981
37	Debra T. Burch, Attorney-in-Fact for Evelina G. Tobin	Rio Grande Resources Corporation	July 14, 2008	483	183	Duval	106.82	8.8981
38	Elva G. Villarreal Moser	Rio Grande Resources Corporation	July 24, 2008	481	279	Duval	106.82	8.8981
39	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	63	Duval	106.81	5.341
40	Lydia Yzaguirre Almaraz; Israel Yzaguirre; Kevin B. Yzaguirre; Noe C. Yzaguirre; and Paul D. Yzaguirre, each party dealing in their sole and separate property; Israel Yzaguirre, Attorney-in-Fact for Beverly K. Pullin; and Paul D. Yzaguirre, Attorney-in-Fact for Eva Norma Yzaguirre Hayes	Rio Grande Resources Corporation	March 15, 2008	471	323	Duval	234.81	234.81
41	Luis Felipe Garcia, Jr.	Rio Grande Resources Corporation	May 2, 2008	474	404	Duval	563.426	535.266
42	Norma A. Lawrence; Mary Alice Eskridge; Carlos Benavides; and Louis Rene Benavides	Rio Grande Resources Corporation	July 2, 2008	479	563	Duval	123.93	123.93
43	R. Michael Casseb, Paul Casseb, Jr. and Carol Ann Anderson, Independent Executors of the Estate of Paul E. Casseb	Rio Grande Resources Corporation	November 8, 2007	462	661	Duval	144.91	57.964
44	W. W. H. M. & H., INC.	Rio Grande Resources Corporation	October 15, 2007	460	55	Duval	144.91	43.4730
45	Hector David Cavazos	Rio Grande Resources Corporation	October 25, 2007	467	164	Duval	80	80
46	Oscar Cavazos, Jr.	Rio Grande Resources Corporation	November 6, 2007	461	767	Duval	81.69	81.69
47	Aida N. Rodriguez	Rio Grande Resources Corporation	November 1, 2007	461	357	Duval	81.69	81.69

First Amendment to Asset Exchange Agreement

Exhibit A

EXHIBIT B

ATTACHED TO AND MADE A PART OF THAT CERTAIN
FIRST AMENDMENT TO ASSET EXCHANGE AGREEMENT DATED SEPTEMBER 5, 2014, BY AND AMONG RIO GRANDE RESOURCES CORPORATION, URANIUM RESOURCES, INC., AND URANCO INC.

Schedule 6.7

Consents and Preferential Purchase Rights

RIO GRANDE RESOURCES CORPORATION Consents to Assign
Lease No.	County	Gross Acres	Lessor(s) Required to Execute Consent Letters	Address
TX-047-01-000010-004	Brooks	2161	Esparci M. Reyes	13834 Brook Hollow
San Antonio, TX 78232
TX-047-01-000010-005	Brooks		Rosie G. Esparza	3023 Tawny Oak
San Antonio, TX 78230
TX-047-01-000010-006	Brooks		Onofre J. Gonzalez, Jr.	4302 Wood Valley
Houston, TX 77096
TX-047-01-000010-007	Brooks		A. J. Trevino, Independent Executor of the	8580 Woodway Drive #2119
			Estate of Virginia L. Trevino, Deceased	Houston, TX 77063
TX-047-18-000041-003	Brooks	220	Esparci M. Reyes	13834 Brook Hollow
San Antonio, TX 78232
TX-047-18-000041-004	Brooks		Rosie G. Esparza	3023 Tawny Oak
San Antonio, TX 78230
TX-047-18-000041-005	Brooks		Onofre J. Gonzalez, Jr.	4302 Wood Valley
Houston, TX 77096
TX-047-18-000041-006	Brooks		A. J. Trevino, Independent Executor of the	8580 Woodway Drive #2119
			Estate of Virginia L. Trevino, Deceased	Houston, TX 77063
TX-047-18-000044-000	Brooks	95	Palo Blanco, Ltd., a Texas Limited Partnership c/o Laurence D. Miller, III	P.O. Box 49130 Austin, TX 78765-9130
TX-131-14-000032-001	Duval	144.91	R. Michael Casseb, Paul Casseb, Jr. and Carol Ann Anderson, Independent Executors of the Estate of Paul E. Casseb	1475 Frost Bank Tower 100 West Houston Street San Antonio, TX 78205

First Amendment to Asset Exchange Agreement

Exhibit B